                                                                               .
                                                                               .
                                                                               .

EX-21.1

                           SUBSIDIARIES OF REGISTRANT

                                                                    EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT                                   STATE/COUNTRY OF
                                                             INCORPORATION
Computer & Communications Information                        New Jersey
  Group, Inc. (dba Datapro Information
  Services)
Computer Consultancy Group, Limited                          United Kingdom
Computer Consultancy Group (Management) Limited              United Kingdom
Computer Financial Consultants, Inc.                         Delaware
Computer Financial Consultants, Limited                      United Kingdom
Computer Financial Consultants (Management) Limited          United Kingdom
Dataquest Australia Pty. Ltd.                                Australia
Dataquest, Inc.                                              California
Decision Drivers, Inc.                                       Delaware
G.G. Canada, Inc.                                            Delaware
G.G. Credit, Inc.                                            Delaware
G.G. Global Holdings, Inc.                                   Delaware
G.G. Properties, Ltd.                                        Bermuda
G.G. West Corporation                                        Delaware
Gartner Advisory (Singapore) PTE ltd.                        Singapore
Gartner Australasia Pty Ltd.                                 Australia
Gartner Belgium BVBA                                         Belgium
Gartner (Cambridge) Holdings, Inc.                           Delaware
Gartner Canada Co.                                           Nova Scotia
Gartner Danmark ApS                                          Denmark
Gartner Deutschland, GmbH                                    Germany
Gartner do Brasil, S/C Ltda.                                 Brazil
Gartner Enterprises, Ltd.                                    Delaware
Gartner Europe Holdings, B.V.                                The Netherlands
Gartner Financial Services Company                           Ireland
Gartner France S.A.R.L.                                      France
Gartner Fund I, Inc.                                         Delaware
Gartner Fund II, Inc.                                        Delaware
Gartner Group Argentina, S.A.                                Argentina
Gartner Group Austria GmbH                                   Austria
Gartner Group Chile, S.A.                                    Chile
Gartner Group FSC, Inc.                                      Barbados
Gartner Group Taiwan Ltd.                                    Taiwan
Gartner Group (Thailand) Ltd.                                Thailand
Gartner Holdings Ireland                                     Ireland
Gartner Hong Kong, Ltd.                                      Hong Kong
Gartner India Research & Advisory Services Private Limited   India
Gartner Investments I, LLC                                   Delaware
Gartner Investments II, LLC                                  Delaware
Gartner Ireland Limited                                      Ireland
Gartner Italia, S.r.L.                                       Italy
Gartner Japan Ltd.                                           Japan
Gartner (Korea), Inc.                                        Delaware

Gartner Mexico S. DE R.L. DE C.V.                            Mexico
Gartner Nederland B.V.                                       The Netherlands
Gartner Norge A/S                                            Norway
Gartner Shareholdings, Inc.                                  Delaware
Gartner Sverige AB                                           Sweden
Gartner Switzerland GmbH                                     Switzerland
Gartner UK Ltd.                                              United Kingdom
Griggs-Anderson, Inc.                                        Delaware
People3, Inc.                                                Delaware
SI Venture Associates, L.L.C.                                Delaware
SI Venture Fund II, LP                                       Delaware
The IT Management Programme Limited                          United Kingdom
The Research Board, Inc.                                     Delaware
The Warner Group                                             California
Vision Events International, Inc.                            Delaware
Wentworth Research Limited                                   United Kingdom